Exhibit 99.1

FORM OF LOCK-UP AGREEMENT

LOCK-UP AGREEMENT, dated as of July 6, 2003, by and among Redback Networks Inc., a Delaware corporation (the “Company”), and the undersigned beneficial owners (or investment managers or advisors for the beneficial owners) of the Notes (as defined below) identified on Schedule A to this Agreement on the date of this Agreement and each other beneficial owner (or investment managers or advisors for the beneficial owners) of Notes that executes a counterpart signature page to this Agreement after the date of this Agreement, as provided in Section 23 (collectively, the “Noteholders,” and each, individually, a “Noteholder”).

For purposes hereof, all references in this Agreement to Noteholders or parties that are “signatories to this Agreement” shall mean, as of any date of determination, those Noteholders or parties, as the case may be, who executed and delivered this Agreement as an original signatory on or before the date of this Agreement, together with those additional Noteholders or parties, as the case may be, who, after the date of this Agreement but on or before such date of determination, become party to this Agreement by executing and delivering counterpart signature pages, as provided in Section 23. After the date of this Agreement, when Noteholders become signatories to this Agreement, Schedule A shall be deemed updated to include the Notes held by such Noteholder.

WHEREAS, the Company and the Noteholders, through their representatives, have engaged in good faith negotiations with the objective of restructuring the debt and equity capital of the Company (the “Restructuring”), substantially as reflected in the Restructuring Term Sheet (as defined below) which sets forth the terms and conditions of (i) the Exchange Offer, (ii) the Proxy Solicitation, and (iii) the Prepackaged Plan; and

WHEREAS, the Company and the Noteholders desire that the Company conduct the Exchange Offer and the Proxy Solicitation as soon as practicable on the terms described in the Restructuring Term Sheet to accomplish the Restructuring, or, if necessary under the terms of the Restructuring Term Sheet, that the Company commence a case under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) to accomplish the Restructuring through the confirmation of the Prepackaged Plan (the “Prepackaged Proceeding”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties signatory to this Agreement hereby agrees as follows:

1. Definitions. Capitalized terms used and not defined in this Agreement have the meanings ascribed to them in the Restructuring Term Sheet, and the following terms shall have the following meanings:

“Agreement” means this Lock-Up Agreement, including the Schedule hereto (including any agreements incorporated herein or therein), all of which are incorporated by reference herein.

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.

“Convertible Subordinated Notes Indenture” means the Indenture dated as of March 29, 2000, as supplemented by the First Supplemental Indenture dated as of May 8, 2001, between the Company and Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association, as Trustee.

“Current Common Holders” means the holders of Common Stock of the Company of record as of the date immediately prior to the consummation of the Restructuring, whether or not effected through the Prepackaged Proceeding.

“Committee” means the Ad Hoc Committee of Holders of the 5.0% Convertible Subordinated Notes of Redback Networks, Inc. due April 1, 2007, that has, through its representatives, negotiated the terms of the Restructuring with the Company.

“Exchange Offer” means the offer by the Company to holders of the Notes to exchange Notes for Common Stock, upon the terms set forth in the Restructuring Term Sheet.

“Minimum Tender Condition” means the condition to the consummation of the Exchange Offer that there be validly tendered and not withdrawn not less than 98% in aggregate principal amount of the Notes outstanding on the date of the expiration of the Exchange Offer.

“Notes” means the 5.0% Convertible Subordinated Notes due April 1, 2007, in a currently outstanding aggregate principal amount of approximately $467,500,000, issued by the Company pursuant to the Convertible Subordinated Notes Indenture.

“Outstanding Indebtedness” means all indebtedness outstanding under the Notes and all other claims, as defined in Section 101 of the Bankruptcy Code, against the Company as of the date of the commencement of a Prepackaged Proceeding.

“Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, governmental unit or other entity.

“Prepackaged Plan” means such plan of reorganization under Chapter 11 of the Bankruptcy Code, consistent in all respects with the Restructuring Term Sheet, as may be filed by the Company in the Prepackaged Proceeding to effectuate the Restructuring under the circumstances set forth herein.

“Proxy Solicitation” means the solicitation of the Company’s Stockholders for the approval of the Restructuring as set forth in the Restructuring Term Sheet.

“Required Creditors” means (i) with respect to any material economic term, Noteholders holding at least 66 2/3 % of the aggregate principal amount of, and accrued interest on, the Notes, and (ii) with respect to any other term, Noteholders holding a majority of the aggregate principal amount of, and accrued interest on, the Notes.

“Restructuring Term Sheet” means that certain Restructuring Term Sheet attached hereto as Annex A, which sets forth material terms and conditions of the Restructuring.

“Securities Act” means the Securities Act of 1933, as amended, and the rule and regulations promulgated thereunder by the Securities and Exchange Commission (the “Commission”).

“Transfer” means to, directly or indirectly, (i) sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in or (ii) enter into an agreement, commitment or other arrangement to sell, pledge, assign, encumber, grant an option with respect to, transfer or dispose of any participation or interest (voting or otherwise) in, the subject matter of the Transfer, or the act thereof.

2. Agreement to Complete the Restructuring. Subject to the terms and conditions of this Agreement, the parties to this Agreement agree to use commercially reasonable best efforts to complete the Restructuring through the Exchange Offer and the Proxy Solicitation. If the Minimum Tender Condition is not satisfied or waived or the Company is otherwise not able to consummate the Exchange Offer, but acceptances of the Prepackaged Plan are received from holders of Outstanding Indebtedness in numbers and holding amounts that are sufficient to confirm the Prepackaged Plan under applicable provisions of chapter 11 of the Bankruptcy Code, then the parties agree to use commercially reasonable best efforts to file, confirm and implement the Prepackaged Plan. The obligations of the parties hereunder are several and not joint and no party hereto shall be responsible for the failure of any other party hereto to perform its obligations hereunder.

3. The Company’s Obligations to Support the Restructuring. a. The Company agrees to use its commercially reasonable best efforts to commence the Exchange Offer and the Proxy Solicitation, to do all things reasonably necessary and appropriate in furtherance thereof, including filing any related documents with the Commission, and to use its commercially reasonable best efforts to complete the same within the period set forth in the Restructuring Term Sheet.

b. The Company agrees that it will not waive the Minimum Tender Condition without the prior written consent of the Board of Directors and the Required Creditors.

c. If all of the conditions to the Exchange Offer are not satisfied or waived by September 30, 2003, but by that date acceptances of the Prepackaged Plan are received from holders of Outstanding Indebtedness in numbers and holding amounts that are sufficient to confirm the Prepackaged Plan, then on such date (or such earlier date as the Company may determine), the Company shall commence the Prepackaged Proceeding and file and seek to confirm the Prepackaged Plan.

d. The Company shall not, without the prior written consent of the Required Creditors: (i) initiate any exchange offer for the Notes, except the Exchange Offer described in the Restructuring Term Sheet, or (ii) otherwise seek to restructure or recapitalize the Company, except through the Restructuring in accordance with the Restructuring Term Sheet.

e. Subject to the terms and conditions of this Agreement, the Company shall issue to the Current Common Holders warrants to purchase additional shares of Common Stock concurrently and in connection with and conditioned upon the consummation of the Restructuring on the terms set forth in the Restructuring Term Sheet.

f. Subject to the terms and conditions of this Agreement and the Restructuring Term Sheet, the Company shall use its commercially reasonable best efforts to effect a reconstitution of its board of directors concurrently and in connection with consummation of the Restructuring on the terms set forth in the Restructuring Term Sheet, which reconstitution shall be a condition precedent to effectiveness of the Restructuring through consummation of the Exchange Offer or consummation of the Prepackaged Plan.

g. The Company further agrees that it will not object to, nor otherwise commence any proceeding to oppose, the Restructuring and shall not take any action that is inconsistent with, or that would unreasonably delay the consummation of, the Restructuring.

h. During the effectiveness of this Agreement, the Company shall not, without the prior consent of the Required Creditors: (i) issue preferred stock, or (ii) incur any indebtedness for borrowed money that would appear on a balance sheet in accordance with United States generally accepted accounting principles.

i. Notwithstanding any provisions of this Agreement, nothing shall be deemed to prevent the Company from taking, or failing to take, any action that it is obligated to take (or not to take) in the performance of any fiduciary or similar duty which the Company owes to any other Person; it being understood and agreed that if any such action (or failure to act) results in (i) an alteration of the terms of the Restructuring not permitted by Section 7 or (ii) the Company giving written notice of its intention to terminate this Agreement pursuant to Section 8(a)(v), then this Agreement and all of the obligations and undertakings of the parties set forth in this Agreement, other than the obligations of the Company contained in Section 26, shall terminate and expire.

4. Noteholders’ Obligations to Support the Restructuring. Subject to the terms and conditions of this Agreement, so long as this Agreement is in effect:

a. Each Noteholder agrees with each of the other parties to this Agreement, in connection with and conditioned upon consummation of the Restructuring upon the terms set forth in the Restructuring Term Sheet: (i) to tender its Notes pursuant to and in accordance with the Exchange Offer and the other terms and conditions of the Restructuring Term Sheet within ten business days following the commencement of the Exchange Offer; (ii) to vote to accept the Prepackaged Plan within ten business days following their receipt of the solicitation of their acceptance of the Prepackaged Plan; and (iii) subject to the terms of the Restructuring Term Sheet, not to withdraw or revoke any of the foregoing unless and until this Agreement is terminated in accordance with its terms.

b. Each Noteholder agrees, so long as this Agreement remains in effect, not to Transfer any of the Notes held by it, in whole or in part, unless the transferee (i) is a party that the Noteholder reasonably believes is an institutional accredited investor within the meaning of the Securities Act, (ii) makes a written representation to the Company to the effect that it is such an institutional accredited investor, and (iii) agrees in writing to be bound by the terms of this Agreement as though it had been an original signatory hereto. In the event that any Noteholder Transfers any of the Notes, as a condition precedent to such Transfer, each Noteholder agrees to cause the transferee to execute and deliver to the Company a joinder agreement in customary form confirming the agreement of such transferee to be bound by the terms of this Agreement as though it had been an original signatory hereto for so long as this Agreement shall remain in effect. In the event that the Company’s consent is required for any Transfer of the Notes, the Company hereby agrees to grant such consent promptly in accordance with the requirements of this Agreement. Any Transfer of the Notes in violation of the foregoing shall be deemed ineffective to Transfer any right to accept or reject the Exchange Offer or to accept or reject the Prepackaged Plan, which right shall remain with and be exercised only by the purported transferor.

c. Each Noteholder agrees that it will (i) not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than the Exchange Offer; and (ii) permit public disclosure, including in a press release, of the contents of this Agreement, including, but not limited to, the commitments contained in this Section 4 and the Restructuring Term Sheet, but not including information about the specific Noteholder or the amount of such Noteholder’s ownership of Notes.

d. Each Noteholder further agrees that, so long as this Agreement is effective and has not been Terminated in accordance with Section 8 hereof, it will not object to, nor otherwise commence any proceeding to oppose, the Restructuring, and will not take any action that is materially inconsistent with, nor that would unreasonably delay the consummation of, the Restructuring in accordance with the terms of the Restructuring Term Sheet. Accordingly, so long as this Agreement is in effect, each Noteholder agrees that it shall not (i) object to confirmation of the Prepackaged Plan or otherwise commence any action or proceeding to alter, oppose or add any other provision to the Prepackaged Plan or any other documents or agreements consistent with the Prepackaged Plan; (ii) object to the approval of any disclosure statement that, within the purposes of this Agreement, describes the Prepackaged Plan (except as such disclosure statement may contain information regarding the Committee, such Noteholder or such Noteholder’s holdings of the Notes that is inaccurate, and the Company fails upon notice promptly to correct such inaccuracy); (iii) vote to accept, consent to, support, intentionally induce or participate directly or indirectly in the formulation of any other plan of reorganization or liquidation proposed or filed, or to be proposed or filed, in any Chapter 11 case for the Company that proposes to treat the Current Common Holders in a manner that is inconsistent with, or less favorable than, the Restructuring as contemplated by the

Restructuring Term Sheet (except for the formulation of such a plan of reorganization that may be proposed by such Noteholder or the Committee in the event that this Agreement is Terminated in accordance with Section 8); (iv) commence or support any action or proceeding to shorten or terminate the period during which only the Company has the exclusive right to propose and/or to seek confirmation of a plan of reorganization for the Company (except as is provided in Section 10); (v) directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of winding up, liquidation, reorganization, merger, consolidation, dissolution or restructuring of the Company; or (vi) commence or support any action filed by any party in interest to appoint a trustee, conservator, receiver or examiner for the Company, or to dismiss any Chapter 11 case, or to convert such Chapter 11 case to a case under Chapter 7, or otherwise to commence an involuntary bankruptcy case against the Company.

e. Nothing in this Agreement shall be deemed to prevent any Noteholder from taking, or failing to take, any action that it is obligated to take (or not to take) in the performance of any fiduciary or similar duty which the Noteholder owes to any other Person, including any duties that may arise as a result of any Noteholder’s appointment to any committee in the Prepackaged Proceeding or any other bankruptcy or insolvency proceeding.

f. Each Noteholder further agrees that any Notes acquired by such Noteholder following the date of this Agreement shall be subject to the terms and conditions of this Agreement and shall be subject to the same treatment in the Restructuring as the Notes held by such Noteholder as of the date hereof.

5. Additional Obligations to Support the Restructuring. Subject to the terms and conditions of this Agreement, so long as this Agreement is in effect:

a. Subject to Section 2 of this Agreement, each party to this Agreement agrees that so long as it is the beneficial owner of all or any portion of either a “claim” or an “equity security,” each as defined in Section 101 of the Bankruptcy Code (such ownership interest, a “Claim”), it will: (i) take all reasonable steps to support the Prepackaged Plan and defend the adequacy of pre-petition disclosure and solicitation procedures in connection with the Prepackaged Plan and the Exchange Offer and, to the extent necessary, support the adequacy of any post-petition disclosure statement that may be required by the bankruptcy court and circulated in connection herewith or therewith; (ii) from and after the date hereof, not agree to, consent to, provide any support to, participate in the formulation of, or vote for any plan of reorganization or liquidation of the Company, other than the Prepackaged Plan; and (iii) agree to permit disclosure in the Prepackaged Plan or any document ancillary thereto (hereinafter a “Reorganization Document”) or any necessary filings by the Company with the Commission or other regulatory body having jurisdiction over matters concerning the contents of this Agreement (excluding information about the specific Noteholder or the amount of any Noteholder’s ownership of Notes).

b. Each party to this Agreement agrees that so long as it is a holder of a Claim, it shall not object to, or otherwise commence any proceeding to oppose or alter, the Prepackaged Plan or any other Reorganization Document and shall not take any action that is inconsistent with, or that would unreasonably delay or impede approval or confirmation of, the Prepackaged Plan or any of the Reorganization Documents. Without limiting the generality of the foregoing and except as otherwise permitted by a Noteholder as provided in the parenthetical in Section 4(d)(iii) hereof, no party may directly or indirectly seek, solicit, support or encourage any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, consolidation, liquidation or restructuring of the Company that could reasonably be expected to prevent, delay or impede the Exchange Offer, Proxy Solicitation, confirmation of the Prepackaged Plan or approval of any Reorganization Document.

c. Each of the Noteholders agrees to waive its respective rights and remedies under the Convertible Subordinated Notes Indenture and related documents or applicable law in respect of or arising out of any “Default” (as defined in such documents) or “Event of Default” (as defined in such documents) arising under the Convertible Subordinated Notes Indenture, in each case until this Agreement is terminated as provided in Section 8. If this Agreement is terminated as provided in Section 8, the agreement of the Noteholders so to waive shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination shall be to permit each of them to exercise any rights and remedies immediately; provided, however, that nothing herein shall be construed as a waiver by the Company of any right it may have as a “debtor” under the Prepackaged Proceeding or other bankruptcy proceeding or by any Creditor to seek adequate protection retroactive to the date of filing of the Prepackaged Proceeding or other bankruptcy proceeding.

6. Effectiveness of this Agreement. The effectiveness of this Agreement, and the respective obligations of the parties under this Agreement, are conditioned upon the receipt of the consent and signature hereto of the Company and of Noteholders holding at least 66 2/3 % of the aggregate principal amount of the Notes, unless such minimum amount is otherwise waived in writing by the Company and the Noteholders.

7. Amendments to the Restructuring Term Sheet. The terms of this Lock-Up Agreement, including without limitation the Restructuring Term Sheet, shall not be amended, modified or altered without the prior written consent of the Company and the Required Creditors. Furthermore, neither this Section 7 nor the definition of “Required Creditors” herein shall be amended, modified or altered without the prior written consent of the Company and Noteholders holding at least 66 2/3 % of the aggregate principal amount of, and accrued interest on, the Notes. Any Noteholder that does not provide such prior written consent to an amendment, modification or alteration of a material economic term of this Lock-Up Agreement, including without limitation the Restructuring Term Sheet, or to this Section 7 or the definition of “Required Creditors” herein, which amendment, modification or alteration otherwise satisfies the requirements of this Section 7 and becomes effective, shall be relieved of all obligations under this Lock-Up Agreement. Notwithstanding the foregoing, the Company may extend the expiration date of the Exchange Offer to any date not later than September 30, 2003, if at the time of any such extension the conditions to closing set forth in the Exchange Offer shall not have been satisfied or waived as provided in this Agreement.

8. Termination of Agreement. Notwithstanding anything to the contrary set forth in this Agreement:

a. Unless the Restructuring, consistent in all respects with the Restructuring Term Sheet, has been consummated as provided in this Agreement, this Agreement and all of the obligations and undertakings of the parties set forth in this Agreement, other than the obligations of the Company contained in Section 26 which shall survive, shall terminate and expire upon the earliest to occur of:

(i) October 1, 2003, unless a Prepackaged Proceeding has been filed as set forth in Section 3(c);

(ii) the date (the “Prepackaged Proceeding Confirmation Deadline”) that is sixty (60) days following the date of commencement of the Prepackaged Proceeding if, by that date, an order has not been entered confirming the Prepackaged Plan;

(iii) a material alteration by the Company of the terms of the Restructuring, including, without limitation, the filing by the Company with a bankruptcy court of a Chapter 11 plan of reorganization that is inconsistent in any respect with the Restructuring Term Sheet and not otherwise permitted under Section 7;

(iv) receipt of written notice from either the Company or the Required Creditors of the intention to terminate this Agreement upon the occurrence of a material breach, in the case of notice by the Company, by any Noteholder and, in the case of notice by the Required Creditors, by the Company, of its respective obligations, representations or warranties under this Agreement that is not, by its terms, curable or that is, by its terms, curable and is not cured within 30 days after notice of such breach;

(v) receipt of written notice from the Company of its intention to terminate this Agreement upon a determination by the Board of Directors that such termination is in the best interests of the Company;

(vi) the thirtieth day following the filing of any involuntary bankruptcy or other involuntary insolvency case or proceeding involving the Company, if such proceeding has not been dismissed by such day, unless the Company files the Prepackaged Plan in such involuntary bankruptcy case and no other event of Termination occurs hereunder;

(vii) the Prepackaged Proceeding being dismissed or converted to a case under Chapter 7 of the Bankruptcy Code;

(viii) a material adverse change occurs in the business operations, assets and liabilities, or financial condition of the Company and its subsidiaries, taken as a whole, after the date of this Agreement, but not including any material adverse change (A) that occurs solely by reason of the filing of the Prepackaged Proceeding, or (B) that arises out of actions required to be taken by the Company pursuant to this Agreement or the Restructuring Term Sheet; and

(ix) receipt of written notice from the Required Creditors terminating this Agreement due to the Company’s continuing failure to pay, as required, the fees and expenses incurred by Chanin Capital Partners or Milbank, Tweed, Hadley & McCloy, LLP, within the cure periods provided for such a breach as set forth in the relevant agreements between the Company and such parties executed in anticipation of the Restructuring.

9. Representations and Warranties. a. Each of the signatories to this Agreement represents and warrants to the other signatories to this Agreement that:

(i) if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(ii) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part;

(iii) the execution, delivery and performance by it of this Agreement do not and shall not (A) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments;

(iv) the execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except for (A) the registration under the Securities Act of the shares of the Common Stock to be issued in the Exchange Offer and such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the issuance of those shares, (B) the filing with the Commission of a proxy statement and/or registration statement in connection with the Proxy Solicitation, and (C) such other filings as may be necessary or required by the Commission;

(v) assuming the due execution and delivery of this Agreement by each of the other parties hereto, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms (except insofar as indemnification for liability under securities and similar laws may be unenforceable as against public policy); and

(vi) it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.

b. Each of the Noteholders further represents and warrants to the other signatories to this Agreement that:

(i) as of the date of this Agreement, such Noteholder is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the principal amount at maturity of the Notes, set forth opposite such Noteholder’s name on Schedule A hereto, with the power and authority to vote and dispose of such Notes;

(ii) such Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, sufficient information necessary for such Noteholder to decide to tender its Notes pursuant to the Exchange Offer and to accept the proposed terms of the Prepackaged Plan as set forth in the Restructuring Term Sheet;

(iii) as of the date of this Agreement, such Noteholder is not aware of any event that, due to any fiduciary or similar duty to any other Person, would prevent it from taking any action required of it under this Agreement; and

(iv) such Noteholder is an institutional accredited investor, and will remain so during the term of this Agreement, as such term is used under the Securities Act.

10. Preparation of Restructuring Documents. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the signatories to this Agreement shall be subject to the preparation of definitive documents (in form and substance reasonably satisfactory to each of the parties hereto and their respective counsel) relating to the transactions contemplated by this Agreement, including, without limitation, the documents relating to the Exchange Offer, the Prepackaged Plan, the Proxy Solicitation and each Reorganization Document, which documents shall be in all respects materially consistent with this Agreement (including, without limitation, the Restructuring Term Sheet) and shall include appropriate releases. If a case under Chapter 11 of the Bankruptcy Code is filed by or against the Company, it shall use its best efforts to obtain an order entered within ten days after the commencement of such Chapter 11 case terminating solely for the benefit of the Committee and the Noteholders the Company’s exclusive rights to file a plan of reorganization and to solicit acceptances of any such filed plan of reorganization. If such an order in not obtained by such date, then any Noteholder, the Committee, or any official committee appointed in such Chapter 11 case of which a Noteholder is a member shall have the right to seek termination of such exclusivity rights solely for the benefit of the Committee and the Noteholders in accordance with Bankruptcy Code Section 1121(d).

11. Good Faith. Each of the signatories to this Agreement agrees to cooperate in good faith with each other to facilitate the performance by the parties of their respective obligations hereunder and the purposes of this Agreement. Each of the signatories to this Agreement further agrees to review and comment upon the definitive documents in good faith and, in any event, in all respects consistent with the Restructuring Term Sheet.

12. Amendments and Modifications. Except as otherwise expressly provided in this Agreement, this Agreement shall not be amended, modified or supplemented, except in writing signed by the Company and the Required Creditors; provided, however, that without the prior written consent of each Noteholder, there shall be no alteration that adversely affects such party in a manner inconsistent with the other Noteholders.

13. No Waiver. Each of the signatories to this Agreement expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing in this Agreement is intended to, nor does, in any manner waive, limit, impair or restrict the ability of any party to this Agreement to protect and preserve all of its rights, remedies and interests, including, without limitation, with respect to its ownership of claims against or equity securities of the Company.

14. Further Assurances. Each of the signatories to this Agreement hereby further covenants and agrees to execute and deliver all further documents and agreements and take all further action that may be commercially reasonably necessary or desirable in order to enforce and effectively implement the terms and conditions of this Agreement.

15. Complete Agreement. This Agreement, including the Schedule hereto, constitutes the complete agreement between the signatories to this Agreement with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the signatories to this Agreement.

16. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, or (b) mailed by first class, registered or certified mail, postage prepaid, or (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case, if to the Company, at the address set forth below:

Redback Networks, Inc.

300 Holger Way

San Jose, California 95134

Telephone: (408) 750-5000

Fax: (408) 750-5599

Attention: Tom Cronan

with a copy to:

Wilson Sonsini Goodrich & Rosati Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Telephone: (650) 493-9300

Fax: (650) 845-5000

Attention: Daniel J. Weiser

and

Morgan Lewis & Bockius LLP

One Market

Spear Street Tower

San Francisco, California 94105

Telephone: (415) 442-1000

Fax: (415) 442-1001

Attention: Larry Engel

if to a Noteholder, to the address set forth on the signature pages to this Agreement, with a copy to the Noteholders’ counsel:

Milbank, Tweed, Hadley & McCloy, LLP

601 South Figueroa Street, 30th Floor

Los Angeles, California 90017-5735

Telephone: (213) 892-4501

Fax: (213) 629-5063

Attention: Robert Moore

Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.

17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, except to the extent such law is preempted by the Bankruptcy Code.

18. Jurisdiction. By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought (a) in the United States Bankruptcy Court in Delaware if the Company has commenced a case under Chapter 11 of the Bankruptcy Code, or (b) in a Federal or state court of competent jurisdiction in the State of California located in the County of Contra Costa if the Company has not commenced a case under Chapter 11 of the Bankruptcy Code. By its execution and delivery of this Agreement, each of the signatories to this Agreement irrevocably accepts and submits itself to the jurisdiction of the United States Bankruptcy Court in Delaware or a court of competent jurisdiction in the State of California, as applicable under the preceding sentence, with respect to any such action, suit or proceeding.

19. Consent to Service of Process. Each of the signatories to this Agreement irrevocably consents to service of process by mail at the address listed with the signature of each such party on the signature pages to this Agreement. Each of the signatories to this Agreement agrees that its submission to jurisdiction and consent to service of process by mail is made for the express benefit of each of the other signatories to this Agreement.

20. Specific Performance. It is understood and agreed by each of the signatories to this Agreement that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance, injunctive, rescissionary or other equitable relief as remedy for any such breach.

21. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

22. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the signatories to this Agreement to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the undersigned parties under this Agreement are, in all respects, several and not joint.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart. Any Noteholder may become party to this Agreement on or after the date of this Agreement by executing a signature page to this Agreement.

24. No Third-Party Beneficiaries. Unless expressly stated in this Agreement, this Agreement shall be solely for the benefit of the signatories to this Agreement, and no other Person or entity shall be a third-party beneficiary hereof.

25. No Solicitations. This Agreement is not intended to be, and each signatory to this Agreement acknowledges that it is not, a solicitation of the acceptance or rejection of any Prepackaged Plan of reorganization for the Company pursuant to Section 1125 of the Bankruptcy Code.

26. Indemnification Obligations. The Company agrees that it shall fully indemnify each Noteholder and each and every other person by reason of the fact that such person is or was a director, officer, employee, agent, shareholder, counsel, financial advisor or other authorized representative of any of the foregoing (all of the foregoing Noteholders and other persons above, the “Indemnitees”) against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorney’s fees), brought or asserted by anyone (other than the Company, the Indemnitees or any entity to whom any of the Indemnitees owe a fiduciary obligation with respect to asserted violations of this Agreement or any other agreement with the Company entered into by such Indemnitee in connection with the Restructuring) arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Restructuring, provided, however, that this indemnity shall not extend to any claims asserted by any Noteholder against any other Indemnitee, and provided, further, that the foregoing indemnification shall not apply to any tax liabilities that result solely from the conversion of such Noteholders’ Notes into the equity of the Company as set forth in the Restructuring Term Sheet and any liabilities to the extent arising solely from the gross negligence or willful misconduct of any Indemnitee as determined by a final judgment of a court of competent jurisdiction. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from the Company, the Indemnitee shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless and until (a) the Company has agreed to pay the fees and expenses of such counsel, or (b) the Company shall have failed promptly to assume the defense of such claim, action or proceeding and employ counsel reasonably satisfactory to the Indemnitee in any such claim, action or proceeding or (c) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and the Company, and the Indemnitee reasonably believes based upon written advice of counsel that the joint representation of the Company and the Indemnitee will result in a conflict of interest (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee).

27. Consent to Company’s Representation by Wilson Sonsini Goodrich & Rosati Professional Corporation and Morgan Lewis & Bockius LLP. Each of the parties hereby acknowledges and agrees that each of Wilson Sonsini Goodrich & Rosati Professional Corporation and Morgan Lewis & Bockius LLP, each special counsel to the Company in connection with the Restructuring, has in the past rendered, and may in the future render, legal services to the Company and one or more of the undersigned holders of Notes. Each of the undersigned consents to and agrees to such representation of the Company in connection with the Restructuring and such party or parties in contexts other than the Restructuring and waives any right to object to such representation on the basis of any conflict that may exist or arise by reason thereof.

28. Consideration. It is hereby acknowledged by each of the signatories to this Agreement that no consideration (other than the obligations of the other parties under this Agreement) shall be due or paid to the parties for their agreement to support the Prepackaged Plan in accordance with the terms and conditions of this Agreement, other than the Company’s agreement to use commercially reasonable best efforts to obtain approval of confirmation of the Prepackaged Plan in accordance with the terms and conditions of this Agreement.

[Signatures begin on next page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

REDBACK NETWORKS INC.

By:

Schedule A

Noteholders and Aggregate Principal Amount of Notes Held

Noteholder:

By
Its

Aggregate Principal Amount of Notes held by such Noteholder as beneficial owner (or as investment manager or advisor for the beneficial owner):

S-1

ANNEX A

RESTRUCTURING TERM SHEET

Redback Networks Inc.

Restructuring Term Sheet

This Restructuring Term Sheet is a part of and made subject to that certain Lock-Up Agreement (the “Lock-Up Agreement”) dated as of July 6, 2003, by and between Redback Networks Inc. (the “Company” or the “Issuer”) and the “Noteholders” (as defined in the Lock-Up Agreement).

Issuer:	Redback Networks Inc.

Issue:	Common Stock, par value $0.001 per share.

Exchange
Offer:	If 98% or more of the Issuer’s then outstanding 5.0% Subordinated Convertible Notes due 2007 (“Old Notes”) are accepted in the exchange offer: (a) holders of Old Notes validly tendered in the exchange offer will receive shares of Common Stock which would equal in the aggregate 95% of the Common Stock outstanding on a fully diluted basis (excluding shares of Common Stock underlying options referred to following the caption “Employee Equity Reserve”) immediately after consummation of the restructuring, assuming 100% of such Old Notes are validly tendered in the exchange offer (and proportionately less in the aggregate if fewer than all such Old Notes are so tendered) and after giving effect to the reverse stock split mentioned below; and (b) then existing Common Stockholders (record date to be agreed upon) will (i) retain 5% of the Common Stock to be outstanding on a fully diluted basis (excluding shares of Common Stock underlying options referred to following the caption “Employee Equity Reserve”) immediately after consummation of the restructuring, assuming the valid tender of 100% of such Old Notes in the exchange offer (and proportionately more in the aggregate if fewer than all such Old Notes are so tendered), after giving effect to the reverse stock split mentioned below, (ii) receive seven-year warrants to purchase 5.0% of the Issuer’s fully diluted common stock at an exercise price equal to an Enterprise Value of $250 million, and (iii) receive seven-year warrants to purchase 5.0% of the Issuer’s fully diluted Common Stock at an exercise price equal to an Enterprise Value of $500 million. It is agreed that the Company will incorporate as part of this transaction a reverse stock split in an amount to be determined between the Company and the Ad Hoc Committee of Holders of the Old Notes (the “Committee”).

Minimum
Condition:	The exchange offer shall be conditioned upon the valid tender of a minimum of 98% of the aggregate principal amount of outstanding Old Notes.

1

Stockholder
Approval:	It is expected that consummation of the exchange offer will require the approval of the Issuer’s stockholders under applicable law, which is expected to require the filing and clearance with the SEC of a proxy statement or combined proxy/registration statement.

Prepackaged
Plan:	Contemporaneously with the exchange offer, the Issuer will solicit from relevant classes of claims and interests acceptances of a “prepackaged” plan of reorganization (the “Plan”) that would be consistent with this Restructuring Term Sheet and would implement in a Chapter 11 case for the Company (a “Case”) the restructuring contemplated hereunder. If by September 30, 2003, the Company either (i) is not able to satisfy the Minimum Condition or obtain Stockholder Approval, as described above, or (ii) otherwise determines that it is in its interest to commence a Chapter 11 case, then the Company shall commence a Case and shall file and use its best efforts to seek confirmation of the Plan in such Case within the timeframe contemplated in the “Conditions to Noteholder Support,” below.

• The Plan would be consistent in all respects with this Restructuring Term Sheet and in form and substance reasonably acceptable to the Committee.

•      Unless any of the Company’s material U.S. real estate leases are at current market terms as of the commencement of the Case or before the bankruptcy court hearing on the Company’s motion to reject such leases, the Plan will provide for the rejection of all such leases pursuant to applicable provisions of the Bankruptcy Code.

Board of
Directors:	Upon consummation of the exchange offer, the board of directors of the Issuer initially will be composed of nine members, including the Issuer’s then CEO and CFO, seven of which directors shall be nominated by tendering Noteholders (four of whom shall be reasonably acceptable to the current Board of Directors of the Company).

•      The Committee shall conduct a customary process for the selection of director candidates to the Board of Directors for election by the Noteholders, with the goal and expectation that such process shall conclude in a timeframe that will allow such candidates to be disclosed as part of the tender offer process to implement this Restructuring Term Sheet and to solicit acceptances for the Plan.

Employee Equity
Reserve:	As part of the restructuring, the Issuer’s stockholders (and the other classes of claims and equity securities from whom acceptance of the Plan will be solicited) shall be asked to approve a reservation of a pool of options exercisable for Common Stock of the post-restructuring Issuer, covering up to an additional 18.0% of the Common Stock of the Issuer (compared with the current pool of options which represents 39% of the Common Stock of the Issuer), to be outstanding immediately following the restructuring on a fully diluted basis. The aggregate exercise price of such options shall be struck at fair market value on the date of the grant of such stock options or, if granted during a Case, at an amount equal to the equity value of the Issuer implied by its reorganized value. The grant of such options shall be at the discretion of the Issuer’s post-restructuring Board of Directors.

Restrictive
Covenants:	The Issuer shall agree, pending consummation of the exchange offer, to a limitation on the incurrence of indebtedness for borrowed money that would be included on a balance sheet prepared in accordance with United States generally accepted accounting principles and to a prohibition on the issuance of any preferred stock, unless otherwise agreed in writing by the Committee.

Conditions to Noteholder
Support:	Any agreement entered into between the Company and a Noteholder based upon, arising under or in connection with, or in support of the implementation of the restructuring contemplated hereunder that would require or commit such Noteholder (i) to refrain from taking any action seeking to commence an involuntary Case against the Company, (ii) to vote to accept the Plan in a Case, (iii) not to oppose confirmation of the Plan, or (iv) not to file, support, vote in favor of, or seek confirmation of a plan of reorganization in a Case that is inconsistent with the Plan or that proposes to treat the holders of shares of Common Stock in a manner that is inconsistent with, or less favorable than, the restructuring contemplated hereunder, shall terminate and be of no force or effect if: (a) either (i) the exchange offer contemplated hereunder has not been consummated by September 30, 2003, and a Case has not been commenced, or (ii) a Case has been commenced by such date, but the Company has failed to file the Plan in that Case by that date; (b) within ten days following the commencement of a Case, an order has not been entered in such Case terminating, solely for the benefit of the Committee and the Noteholders, the Company’s exclusive rights to file a plan of reorganization and to solicit acceptances of any such filed plan of reorganization (provided, however, that if this is the sole condition that then has failed to be satisfied, the Noteholders shall continue to be bound by the terms of the Lock-Up Agreement other than any term prohibiting the Committee or the Noteholders from seeking relief from such exclusive rights); (c) the Company files a plan of reorganization in a Case that is inconsistent in any respect with this Restructuring Term Sheet or the restructuring contemplated hereunder; or (d) by the date that is sixty days following the date upon which a Case has been commenced, an order has not been entered confirming the Plan.